CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated May 19, 2000, relating to the financial statements and financial highlights of Prudential Institutional Liquidity Portfolio, Inc. which appears in such Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services" and Financial Highlights" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
May 23, 2000